EXHIBIT 23.8



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of our report dated November 4, 1998, with respect to the financial statements of United States Internet, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999:

         Registration Statement (Form S-8 No. 333-78661) pertaining to the OneMain.com, Inc. Employee Stock Purchase Plan

         Registration Statement (Form S-8 No. 333-78663) pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan and

         Registration Statement (Form S-8 No. 333-81111) pertaining to the OneMain.com, Inc. 1999 Plan



                                    /s/ Coulter & Justus, P.C.

Knoxville, Tennessee
March 24, 2000